Exhibit 99.1
                                                               Page 1


                                                               May 6, 1997


             GTE Announces Initiatives to Become a Leading National
                    Provider of Telecommunications Services

           -- Will Acquire BBN In Transaction Valued At $616 Million --

                 -- Purchases Fiber-Optic Network From Qwest --

       -- Creates A New National Sales, Service and Marketing Company --


STAMFORD, Connecticut -- GTE Corporation ("GTE") today announced a series of steps to position itself as a market-leading, national provider of integrated telecommunications services, according to GTE Chairman and Chief Executive Officer Charles R. Lee, including a comprehensive plan to enter the $100 billion market for value-added data communications services -- the fastest-growing segment of the telecommunications industry.

     The actions include the acquisition of BBN Corporation, a leading provider of end-to-end Internet solutions; a strategic alliance with Cisco Systems, Inc. to jointly develop enhanced data and Internet services for customers; and, the purchase of a national, state-of-the-art fiber-optic network from Qwest Communications. Also included is the creation of a new, deregulated unit to market integrated voice, video and data solutions both within and outside GTE's current markets.

     "The actions announced today clearly position GTE to have the fastest, most reliable and most secure national network available, enabling end-to-end managed network solutions that we believe will be unmatched in the industry," said Lee.

     In detailing its data plan, GTE said the moves announced today will enable it to:
   - Develop innovative and value-added communications services to meet customer needs, especially in the fast-growing Internet-services market;
   - Create a broadband, national backbone network based on SONET self-healing fiber rings; and
   - Rapidly deploy "next generation" value-added services and Internet Protocol offerings.

     "Simply put, GTE will become a leading national 'one-stop' provider of local, long distance, Internet and wireless services, and will establish an advanced data network that will be fully operational next year," said GTE President Kent B. Foster. "At that point, we will be in a position to reach virtually the entire U.S. population."







                                                               Exhibit 99.1
                                                               Page 2

                                   GTE/BBN
     Under the terms of the transaction, which was approved by the Boards of Directors of both companies, GTE will shortly commence a cash tender offer to acquire all the outstanding shares of BBN common stock at a price of $29 per share. Based on the number of shares of BBN stock currently outstanding, the equity portion of the transaction is valued at approximately $616 million. As soon as practicable following the conclusion of the tender offer, GTE will initiate a merger through which any remaining shares of BBN not owned by GTE will be converted into cash at the cash tender offer price in the merger.

     Cambridge, Massachusetts-based BBN is a leading provider of high performance end-to-end Internet solutions such as World Wide Web site hosting, network security, consulting, systems integration, and dedicated and dial-up Internet access for government and commercial customers. Its 2,200 employees have extensive experience in leading-edge Internet and other telecommunications applications. Twenty-eight years ago, BBN created ARPANET, the forerunner of the Internet.

     "GTE will jump-start its entry into the enhanced Internet services market for large businesses through the acquisition of BBN," said Foster.

     George H. Conrades, chairman and chief executive officer of BBN said, "This business combination is a perfect strategic fit. The Internet opportunity, characterized by the convergence of computers and communications, is the fastest-growing economic endeavor in human history. GTE is today declaring its strategic intent to be a leading player in this important opportunity, backed up by plans for significant investment and alliances. BBN has been chosen to be the cornerstone of GTE's new strategy. We bring needed Internet skills, a suite of offerings and a business customer base.

     "At the same time, we will be able to take advantage of GTE's strong brand image, distribution, network expansion plans and financial resources. Today, no one player in this industry has all the piece parts necessary for customer and competitive success. It's a game of scale and financial resources, as well as specialization and innovation. With this announcement, GTE, with BBN, is off to a great start," Conrades said.

                               GTE/Cisco
     GTE and Cisco announce their intention to jointly develop enhanced internetworking capabilities to power GTE's network. Beyond the network infrastructure, the companies have committed to deliver targeted, turn-key, bundled solutions of applications, equipment installation, maintenance and telecommunication services.

     "Cisco is the leading provider of Internet-related networking services. Its skill sets perfectly complement those of GTE, and we are pleased to enter into this long-term, mutually beneficial strategic relationship," said GTE's Foster.

     "This combination will create a fundamentally new offering in the marketplace," said John Chambers, president and chief executive officer at Cisco Systems, Inc. "GTE will have leadership capabilities to provide integrated end-to-end services across all layers of the network such as multimedia, quality and security. The relationship will accelerate the deployment of these and other services through the alignment of our core competencies."


                                                               Exhibit 99.1
                                                               Page 3

                               GTE/Qwest
     Denver-based Qwest Communications Corp. is constructing a fiber-based national backbone network which will be equipped with state-of-the-art opto-electronics. The network will span 13,000 miles, connecting 92 metropolitan areas, including Atlanta, Chicago, Los Angeles, New York, San Francisco and Washington, D.C. In an agreement announced Monday, GTE will acquire 24 dark fibers, and certain associated facilities, in the new Qwest network.

     "When completed in 1998, the network will provide the foundation for a myriad of high-speed data communication services. GTE's network will greatly reduce the high upfront cost of today's private data networks, making advanced data communications more affordable for a greater segment of the population," Foster stated.

     "We are extremely pleased with GTE's acquisition of dark fiber on the Qwest network route," said Joe Nacchio, president and chief executive officer of Qwest.

                   GTE Restructures Telephone Operations,
          Creates New National Sales, Service and Marketing Company

     As part of the company's plan to capture new growth, GTE restructured its Telephone Operations unit, Foster said.

     To move with greater flexibility to capture growth opportunities in the telecommunications marketplace, GTE created an unregulated sales, service and marketing unit to offer an integrated package of local, long distance, Internet and wireless services nationwide, regardless of GTE's traditional market boundaries.

     This new unit will operate as a competitive local exchange carrier
(CLEC), offering targeted customers premium servicing capabilities and packaged products beyond what is currently available in the marketplace today.

     Foster also announced the following realignment of key responsibilities: Thomas W. White, 51, has been named corporate executive vice president-market operations, reporting to Foster. He will assist the GTE president in coordinating the activities of the below-mentioned business units and also will be responsible for leading the company's overall data thrust. White has served as president of GTE Telephone Operations since July 1995.

     Also reporting to Foster are the following newly appointed individuals:
     - Lew Wilks, 43, has been named president of GTE's new national sales, service and marketing unit. This new retail business unit will offer a bundled package of premium telecommunications services to business and residential customers both within and outside GTE's current franchise areas. Wilks previously served as president, business markets, since July, 1996.
     - John Appel, 48, has been named president of GTE's current regulated local exchange operations. Appel will continue work already underway to enhance quality and customer service and to preserve and grow GTE's current in-franchise, regulated business. Appel was appointed to his previous position, executive vice president-Network Operations, in January 1996.
     - Jerry Dinsmore, 47, has been named president - Business Development and Integration, responsible for coordination and integration of all marketing, technology, finance, planning and business analysis, and regulatory for the above units. Dinsmore's principal responsibility will be to lead an integrated approach to the marketplace.

                                                               Exhibit 99.1
                                                               Page 4

     Now that these individuals have been named, they will begin to develop transition plans for their respective businesses and assume their new positions on June 1.

     GTE's Wireless, Directories and Airfone units will continue to report directly to GTE President Kent Foster.

     "The organizations and people now in place will drive our growth in the marketplace in a powerful way," said Foster.

                           Background on BBN
     BBN is one of the nation's leading providers of Internet access and value-added services for businesses, with annualized revenue of more than $380 million for BBN's third quarter, announced today. It offers Fortune 1000 companies a complete set of managed Internet services, including high-speed and dial-up access, systems development and electronic-commerce support, network security, and Web hosting services. BBN also provides network-related contract research and development for government and commercial customers. BBN's Internet customers include many of the world's top information technology, manufacturing and financial services companies. BBN's home page address is http://www.bbn.com.

                           Background on GTE
     With revenues of more than $21 billion in 1996, GTE is one of the largest publicly held telecommunications companies in the world. In the United States, GTE offers local and wireless service in 29 states and long-distance service in all 50 states. GTE was the first among its peers to offer "one-stop shopping" for local, long-distance and Internet access services. Outside the United States, where GTE has operated for more than 40 years, the company serves over 6.5 million customers. GTE is also a leader in government and defense communications systems and equipment, directories and telecommunications-based information services, and aircraft-passenger telecommunications.

Additional information about GTE can be found on the Internet at http://www.gte.com.